Exhibit 99.1

NEWS RELEASE

Sabre Holdings Reports Third Quarter 2004 Financial Results

•      3Q 2004 Diluted EPS (Adjusted) of $0.41, growth of 71 percent

•      3Q 2004 Diluted EPS (GAAP) of $0.49, growth of 178 percent

•      3Q 2004 Revenue of $544 million

•      Travelocity sees year-over-year profitability improvement of $20 million for the second quarter in a row

•      Board authorizes $100 million stock repurchase program

Note: Analyst call today at 9 a.m. CDT, at www.sabre-holdings.com/investor/

SOUTHLAKE, Texas, Oct. 28, 2004 — Sabre Holdings Corporation (NYSE: TSG) today announced financial results for the third quarter, 2004.

The company reported third-quarter diluted earnings per share of $0.41 on an adjusted basis.  On a GAAP basis, earnings per share were $0.49, which included the positive impact from the reversal of an $18 million tax accrual.  Revenue for the third quarter was $544 million.

“We delivered another quarter of excellent earnings in what was a challenging industry environment,” said Sam Gilliland, president and CEO, Sabre Holdings.  “Our year-over-year earnings growth was driven by profitability at Travelocity and Sabre Travel Network.”

Sabre Holdings today also announced that its Board of Directors approved a new stock repurchase program, authorizing the company to buy back up to $100 million of the company’s common stock.

“With a healthy balance sheet, including strong cash flow metrics, we are well positioned to create value in a variety of ways for our shareholders, including through stock buybacks and dividends,” said Gilliland.

SABRE HOLDINGS 3Q 2004 FINANCIAL HIGHLIGHTS

(Note: See attached schedules for full financial details and reconciliations of non-GAAP financial measures to GAAP, including adjusting items)

Revenue:  Third-quarter revenue was $544 million, an increase of 4.9 percent on an adjusted basis from $519 million in the year-ago quarter, and an increase of 3.3 percent on a GAAP basis from the year-ago quarter.

Operating income: Third-quarter operating income, on an adjusted basis, was $90 million, an increase of 51.6 percent, year-over-year.  On a GAAP basis, operating income was $77 million, an increase of 75.9 percent over the third quarter of 2003.

Net earnings:  Third-quarter net earnings (adjusted) were $56 million, an increase of 62.9 percent year-over-year.  On a GAAP basis, third-quarter net earnings were $67 million, an increase of 164.9 percent from the year-ago quarter.

Adjusted EBITDA:  For the third quarter, adjusted earnings before interest, taxes, depreciation, and amortization were $107 million.

Cash/Debt: The company balance sheet as of Sept. 30, 2004 reflected cash and marketable securities of $916 million.  Total debt at the end of the quarter was $605 million, which includes notes and bonds payable of $442 million and a $163 million capital lease obligation.

Adjusting items:  Adjusting items in the third quarter included $18 million from the reversal of previously accrued taxes.  This was primarily due to the recent resolution of the federal income tax treatment for upfront GDS subscriber incentive payments reflected in previously filed tax returns.  Adjusting items also included $7 million of stock compensation and amortization of intangible assets from mergers and acquisitions, net of tax.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY

Travelocity achieved profitability in the third quarter on both an adjusted and GAAP basis.  Travelocity operating income was $10 million on an adjusted basis, and $1 million on a GAAP basis.  This is the second consecutive quarter of profitability at Travelocity.

Travelocity gross travel bookings were $1.2 billion for the quarter, an increase of 15 percent year-over-year.  The company believes the abundance of lower airfares and impact from recent hurricanes dampened gross travel bookings growth by approximately seven points.

Third-quarter revenue from Travelocity was $139 million, a 32.9 percent increase on an adjusted basis from the year-ago quarter of $105 million. On a GAAP basis, revenue increased 23.7 percent year-over-year.  Revenue (GAAP) in third-quarter 2003 included warrants from a former hotel supplier.  Transaction revenue for the quarter was $121 million, an increase of 50.8 percent, year-over-year.  Non-transaction revenue, which includes advertising, corporate, and international joint ventures, was $18 million.

Note:  Please see our Form 8-K, filed today, for a detailed explanation of Travelocity’s reversal of accrued supplier liability into transaction revenue.

Other Travelocity metrics for the third quarter (year-over-year) included:

•                  Air transaction revenue grew 7.8 percent

•                  Non-air transaction revenue grew 88.7 percent

•                  Packaging revenue grew 105.9 percent

•                  Packaging revenue, as a percent of total transaction revenue, was 24 percent

•                  Merchant revenue represented 42 percent of total transaction revenue

•                  Hotel room nights across the Travelocity network were up 61.3 percent

SABRE TRAVEL NETWORK

Third-quarter revenue from the Sabre Travel Network business was $388 million, a decrease of 1.2 percent from $393 million in the year-ago quarter.  Global travel bookings were 97.4 million for the third quarter, an increase of about 1 percent, compared with 96.9 million in the year-ago period. As anticipated, the overall bookings rate of growth slowed compared to the first half of this year, which included the anniversary effect of the Iraq War and SARS.

SABRE AIRLINE SOLUTIONS

Third-quarter revenue from Sabre Airline Solutions was $60 million, an increase of 2.2 percent, compared to $59 million in the year-ago quarter.  Similar to previous quarters this year, revenue growth in the third quarter was primarily driven by the Passenger Solutions business (reservation system hosting).

RECENT BUSINESS HIGHLIGHTS

Sabre Holdings

•                  Repurchased approximately 2.6 million shares of common stock (approximately $64 million) in the third quarter, as part of a $100 million stock repurchase program approved in April 2004.

•                  Established its new Asia Pacific headquarters in Shanghai, China to better advance the company’s strategic business agenda in the world’s fastest-growing region.

•                  Announced a quarterly cash dividend of $0.075 per share on Oct. 26.  The dividend is payable on Nov. 15, 2004 to shareholders of record at the close of regular trading on Nov. 5, 2004.

Travelocity

•                  Acquired the remaining 50 percent of the Travelocity Europe joint venture that it did not already own, excluding operations in Germany, from Otto Freizeit und Touristik GmbH.

•                  Acquired All State Tours Inc. (“Allstate Ticketing”) and its ShowTickets.com brand, the leading distributor of show and event tickets in Las Vegas.

•                  Became certified by InterContinental Hotels Group (IHG) as an online third party intermediary for its hotels, meeting IHG’s distribution standards for consumer practices and hotel relations.

•                  Gained several new Travelocity Business customers, including Aetna, one of two Fortune 100 customers added in third quarter, and signed new supplier deals with Lufthansa and Spirit Air.

•                  Announced that Carlson Hotels Worldwide became the first merchant hotel partner to implement the latest advances in Travelocity’s merchant hotel platform, enabling Carlson to automatically “push” updated merchant rates and availability directly from its system to Travelocity.

•                  Strengthened TotalTrip Dynamic Packaging by adding car rentals, which enables shoppers to simultaneously reserve a car while booking their flight + hotel + travel extras options in one itinerary.

Sabre Travel Network

•                  Launched Hotel Spotlight, a new marketing and distribution program that provides Sabre-Connected travel agencies with better hotel rates while helping hoteliers increase bookings through the Sabre GDS.

•                  Acquired iTASN, a Boston-based host agency with 300 agents, and integrated the business into Nexion, now the largest fully-automated, full-service host agency in the United States.

•                  Rolled out the industry’s first automated online ticket exchange, enabling GetThere customers to calculate the cost of changing airline tickets and then make changes online.

•                  Enhanced GetThere by making online meeting planning a standard feature of the leading online booking tool.

Sabre Airline Solutions

•                  Acquired RM Rocade, a software solutions provider in Stockholm, Sweden, which offers an easy-to-use flight operations product suite to small-, medium-size, and low-cost carriers around the world.

•                  Acquired Lanyon, LTD., a provider of business process management (BPM) software including the airline industry’s leading revenue integrity management software.

•                  Signed major software deals with TAM Linhas Aereas, KLM Royal Dutch Airlines and Malaysia Airlines.

•                  Renewed a long-term agreement for passenger management (reservation system hosting) with Hawaiian Airlines, which also purchased new components of the SabreSonic suite, including CRM and e-ticketing.

SABRE HOLDINGS OUTLOOK

Please note:  The company intends to provide its full-year 2005 financial outlook in a conference call in early December.

4Q 2004

For the fourth quarter, the company projects revenue to be in the range of $490 million to $510 million.  Diluted earnings per share are expected to be in the range of $0.17 to $0.21 on an adjusted basis, and in the range of $0.13 to $0.17 on a GAAP basis.   Adjusting items in the fourth quarter, net of tax and minority interest, are projected to be approximately $5 million.  This estimate includes stock compensation and amortization of intangible assets from mergers and acquisitions.

Full-Year 2004

The company updated its guidance for full-year 2004 and expects the following:

•                  Reiterated 2004 earnings per share on an adjusted basis in the range of $1.40 to $1.50

•                  Updated earnings per share on a GAAP basis to be in the range of $1.34 to $1.44, versus previous guidance of $1.21 to $1.31

•                  Total company revenue growth of approximately 7 percent on an adjusted basis, year-over-over, versus previous guidance of 7 percent to 9 percent

•                  Total company revenue growth of approximately 5 percent on a GAAP basis, year-over-year, versus previous guidance of 5 percent to 7 percent

About Sabre Holdings Corporation

Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has more than 6,000 employees in 43 countries. Full year 2003 revenues totaled $2.05 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at www.sabre-holdings.com.

Statements in this report and the exhibit hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to the Company on the date this report was submitted.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues being highly dependent on the travel and transportation industries, such as the financial instability or bankruptcy of many of the air carriers, competition from alternative travel distributors such as online vertical search engines, or geopolitical developments, such as the risk of terrorist attacks.  The Company may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-Q with the Securities and Exchange Commission.

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Media Contact:	Investor Relations:
Michael Berman	Karen Fugate
Sabre Holdings	Sabre Holdings
682 605 2397	682 605 2343
michael.berman@sabre-holdings.com	karen.fugate@sabre-holdings.com

Financial Schedules to Follow

Sabre Holdings Corporation
Condensed Consolidated Statements of Income - Unadjusted
(Unaudited, in millions except per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2004	2003	Percent	2004	2003	Percent

Revenues
Sabre Travel Network	$387.9	$392.5	(1.2)%	$1,206.1	$1,215.0	(0.7)%
Travelocity	139.5	112.8	23.7%	376.5	297.4	26.6%
Sabre Airline Solutions	60.4	59.1	2.2%	180.7	173.3	4.3%
Elimination of intersegment revenues	(43.4)	(37.6)	15.4%	(128.2)	(107.8)	18.9%
Total revenues	544.4	526.8	3.3%	1,635.0	1,577.8	3.6%

Operating expenses	467.2	482.9	(3.3)%	1,399.9	1,389.7	0.7%

Operating income	77.2	43.9	75.9%	235.1	188.2	25.0%

Other income (expense)
Interest income (expense) net	(2.6)	(2.6)	(2.7)%	(8.9)	(5.0)	76.6%
Other, net	2.0	(0.8)	(338.4)%	8.3	(30.4)	(127.3)%

Minority interest	0.1	(0.7)	(116.6)%	0.3	(1.3)	(123.3)%

Income before provision for income taxes	76.7	39.7	93.3%	234.8	151.5	55.0%

Provision for income taxes	9.3	14.2	(34.7)%	65.4	54.3	20.4%

Net earnings	$67.4	$25.4	164.9%	$169.4	$97.1	74.4%

Operating Margin	14.2%	8.3%		14.4%	11.9%

Earnings per share- basic	$0.50	$0.18		$1.23	$0.68

Earnings per share- diluted	$0.49	$0.18	178.5%	$1.22	$0.68	79.9%

Weighted average shares -basic	135.5	142.7		137.4	142.5
Weighted average shares -diluted	138.1	145.2		139.2	143.6

Sabre Holdings Corporation
Condensed Consolidated Statements of Income - Adjusted
(Unaudited, in millions except per share amounts)

	Three months ended September 30,			Nine months ended September 30,
	2004	2003	Percent	2004	2003	Percent

Revenues
Sabre Travel Network	$387.9	$392.5	(1.2)%	$1,206.1	$1,178.5	2.3%
Travelocity	139.5	105.0	32.9%	376.5	289.6	30.0%
Sabre Airline Solutions	60.4	59.1	2.2%	180.7	173.3	4.3%
Elimination of intersegment revenues	(43.4)	(37.6)	15.4%	(128.2)	(107.8)	18.9%
Total revenues	544.4	519.0	4.9%	1,635.0	1,533.5	6.6%

Operating expenses	454.6	459.7	(1.1)%	1,357.7	1,337.4	1.5%

Operating income	89.7	59.2	51.6%	277.3	196.2	41.4%

Other income (expense)
Interest income (expense) net	(2.6)	(2.6)	2.7%	(8.9)	(5.0)	(76.6)%
Other, net	0.6	(1.1)	(156.2)%	2.0	(2.3)	(185.7)%

Minority interest	(0.7)	(1.5)	(53.3)%	(2.2)	(3.8)	(41.5)%

Income before provision for income taxes	87.1	53.9	61.6%	268.3	185.0	45.0%

Provision for income taxes	31.1	19.5	59.3%	95.7	66.7	43.4%

Net earnings	$56.0	$34.4	62.9%	$172.6	$118.3	45.9%

Operating margin	16.5%	11.4%		17.0%	12.8%

Earnings per share- basic	$0.41	$0.24		$1.26	$0.83

Earnings per share- diluted	$0.41	$0.24	71.2%	$1.24	$0.82	50.5%

Weighted average shares -basic	135.5	142.7		137.4	142.5
Weighted average shares -diluted	138.1	145.2		139.2	143.6

Sabre Holdings Corporation
Reconciliation of Unadjusted Results to Adjusted Net Earnings
Three and Nine Months ended September 30, 2004 and 2003
(Unaudited, in millions, except percents)

	Three months ended September 30,			Nine months ended September 30,
	2004	2003	Change*	2004	2003	Change*

Unadjusted operating income	$77.2	$43.9	75.9%	$235.1	$188.2	25.0%
Adjustments for special items:
Travelocity intangible amortization and stock compensation	8.8	11.5	(23.5)%	26.9	34.8	(22.8)%
Recognition of deferred revenue from former hotel supplier warrants	0.0	(7.8)	**	0.0	(7.8)	**
Impairment of intangible assets	0.0	8.8	**	3.2	8.8	(63.8)%
Sabre Pacific, DCS, Nexion intang. amort. and def. comp.	3.1	2.3	38.2%	9.4	6.9	37.6%
Subscriber settlement agreement	0.0	0.0	**	0.0	(36.5)	**
Gradient intangible amortization and stock compensation	0.3	1.0	(68.2)%	2.4	3.1	(23.2)%
Lanyon and RM Rocade intangible amortization	0.3	0.0	926.6%	0.3	0.1	239.3%
Travelocity tender offer expenses	0.0	(0.5)	**	0.0	(0.5)	**
Restructuring charges	0.0	0.0	**	0.0	(0.9)	**
Adjusted operating income	89.7	59.2	51.6%	277.3	196.2	41.4%

Unadjusted other income and minority interest	(0.4)	(4.2)	(89.4)%	(0.3)	(36.7)	(99.3)%
Adjustments for special items:
Realized loss on disposal of warrants from former hotel supplier	0.0	(0.3)	**	0.0	0.1	**
Impact of adjusting items on minority interests	(0.8)	0.0	**	(2.5)	(1.6)	53.2%
Arbitration settlement	0.0	0.0	**	(6.0)	0.0	**
Shareholder settlement	0.0	(0.8)	**	1.1	(0.8)	(230.2)%
Loss on refinancing of headquarters facility	0.0	0.0	**	0.0	27.9	**
True-up of previous (gain)/loss on sale of assets	(1.4)	0.0	**	(1.4)	0.0	**
Adjusted income before provision for income taxes	87.1	53.9	61.6%	268.3	185.0	45.0%

Unadjusted provision for income taxes	9.3	14.2	(34.7)%	65.4	54.3	20.4%
Adjustment to taxes for reversal of tax accrual	17.9	0.0	**	17.9	0.0	**
Adjustments to taxes for adjusting items	3.9	5.3	(26.9)%	12.3	12.4	(0.6%)
Adjusted provision for income taxes	31.1	19.5	59.3%	95.7	66.7	43.4%

Adjusted net earnings	$56.0	$34.4	62.9%	$172.6	$118.3	45.9%

*	Percents shown reflect changes in unrounded figures and may not agree to the percent changes in figures after rounding.
**	Greater than 100 percent.

Sabre Holdings Corporation
Sabre Travel Network
Booking Summary - Third Quarter
(millions)

	3Q04	3Q03	% Change	YTD04	YTD03	% Change

Total Bookings	97.4	96.9	0.6%	303.9	279.7	8.6%

Geographic
US	50.5	49.9	1.3%	159.0	150.3	5.8%
International	47.0	47.0	(0.1)%	144.9	129.4	12.0%
	97.4	96.9	0.6%	303.9	279.7	8.6%

Channel
Traditional Agency	87.2	87.5	(0.4)%	273.6	252.5	8.3%
Consumer on-line	10.3	9.3	10.3%	30.3	27.2	11.6%
	97.4	96.9	0.6%	303.9	279.7	8.6%

Air/Non-Air
Air	85.1	85.4	(0.4)%	267.3	247.1	8.2%
Non-Air	12.4	11.5	7.9%	36.6	32.6	12.4%
	97.4	96.9	0.6%	303.9	279.7	8.6%

Direct/Non-Direct
Direct	80.3	79.9	0.6%	252.0	239.4	5.3%
Non-Direct	17.1	17.0	0.7%	51.9	40.3	28.7%
	97.4	96.9	0.6%	303.9	279.7	8.6%

Sabre Holdings Corporation
Non-GAAP Financials Reconciliations
($ in millions)

			FY 2004 Guidance
Sabre Holdings Revenue Reconciliation	3Q 2004	3Q 2003	Low	High	FY 2003
GAAP Revenue	$544.4	$526.8	$2,132.9	$2,148.9	$2,045.2
Growth %	3.3%		4.3%	5.1%
Less: subscriber settlement	—	—	—	—	(36.5)
Less: recognition of deferred revenue on warrants	—	(7.8)			(7.8)

Adjusted Revenue	$544.4	$519.0	$2,132.9	$2,148.9	$2,000.9
Growth %	4.9%		6.6%	7.4%

Travelocity Revenue Reconciliation
	3Q 2004	3Q 2003
GAAP Revenue	$139.5	$112.8
Growth %	23.7%
Less: recognition of deferred revenue on warrants	—	(7.8)

Adjusted Revenue	$139.5	$105.0
Growth %	32.9%

Operating Income Reconciliations

Sabre Holdings
	3Q 2004	3Q 2003
GAAP Operating Income	$77.2	$43.9
GAAP operating margin	14.2%	8.3%

Add: Amortization of intangibles, stock compensation	12.6	14.4
and transaction fees from merger & acquisition activity
Add: Impairment of asset	—	8.8
Less: Recognition of deferred revenue on warrants	—	(7.8)

Adjusted Operating Income	$89.7	$59.2
Adjusted Operating margin	16.5%	11.4%

Travelocity
	3Q 2004	3Q 2003
GAAP Operating Income (Loss)	$0.9	($22.3)
GAAP operating margin	0.6%

Add: amortization of intangibles and transaction fees	7.6	8.5
from merger & acquisition activity
Add: stock compensation	1.2	3.0
Add: Impairment of asset	—	8.8
Less: recognition of deferred revenue on warrants	—	(7.8)

Adjusted Operating Income (Loss)	$9.7	($9.9)
Adjusted Operating margin	6.9%

Net Earnings Reconciliation				4Q 2004 Guidance		FY 2004 Guidance
	3Q 2004	3Q 2003		Low	High	Low	High

GAAP Net Earnings	$67.4	$25.4		$18.2	$23.7	$185.6	$199.4
Adjustments, net of taxes:
Less: recognition of deferred revenue on warrants	—	(4.9)				—	—
Add: Amortization of intangibles, stock compensation	7.4	8.6		5.2	5.2	28.1	28.1
and transaction fees from merger & acquisition activity
Add: Impairment of intangible assets	—	5.5				2.1	2.1
Less: gain on disposal of warrants	—	(0.3)				—	—
Less: True-up of previous gain on sale of assets	(0.8)	—				(0.8)	(0.8)
Add: Travelocity shareholder settlement	—	—				0.7	0.7
Less: Arbitration settlement	—	—				(3.7)	(3.7)
Less: Tax reserve reversal	(17.9)	—		—	—	(17.9)	(17.9)

Adjusted net earnings	$56.0	$34.4		$23.3	$28.8	$193.9	$207.8

GAAP EPS	$0.49	$0.18		$0.13	$0.17	$1.34	$1.44
Adjusted EPS	$0.41	$0.24		$0.17	$0.21	$1.40	$1.50

Diluted share count	138.1	145.2	million	137.3	million	138.5	million

Adjusted EBITDA Reconciliation	3Q 2004

GAAP Net Earnings	$67.4
Add: Taxes	9.3
Add: Interest Expense	6.9
Less: Interest Income	(4.3)
Less: Other, net	(2.0)
Less: Minority Interest	(0.1)
Add: Depreciation & Amortization	30.0
Adjusted EBITDA	$107.2